EXHIBIT 99.1

Gevity Reports Second Quarter Earnings Results

 --   Second Quarter EPS Above Previously Stated Guidance
 --   Gevity Edge Select Launched
 --   Executive And Field Leadership Appointments Announced

BRADENTON, Fla., Aug. 7, 2007 (PRIME NEWSWIRE) -- Gevity (Nasdaq:GVHR), which serves as the full-service human resources department for small and mid-sized businesses, today reported second quarter diluted earnings per share of $0.19. The reported results are $0.02 above previously announced expectations for the second quarter due to a lower effective tax rate.

At the end of the second quarter of 2007, Gevity served 141,000 client employees compared to 138,000 in the second quarter of 2006 and 140,000 at the end of the first quarter of 2007. The client employee count includes the full effect of the HRAmerica acquisition. The company added 7,300 new client employees during the second quarter of 2007, of which 6,000 were from the core business. This is slightly more than the 5,900 client employees added in the second quarter of 2006 and an 18.7% improvement in production over the first quarter of 2007. Client employee annualized retention rate improved sequentially in the second quarter of 2007 from 81.6% to 83.2%, and compares to last year's second quarter level of 86.4%.

Professional service fees for the second quarter of 2007 were $37.0 million compared to $42.1 million in the same period last year and $36.9 million in the first quarter of 2007. Annualized professional service fees per average paid client employee for the period were $1,111, including the full effect of the HRAmerica acquisition. In the core portfolio, excluding the effect of the HRAmerica acquisition, annualized fees were $1,252 for the second quarter, which compares to $1,311 in the second quarter of 2006 and $1,261 in the first quarter of 2007, respectively.

"While average professional service fees and production are impacted by stepping up health insurance rates to retail levels, utilizing risk transfer-based discounted insurance to generate volume is not a sustainable business model in our view. Our co-employment based Gevity Edge(tm) solution is of proven value to small and medium-sized enterprises and includes an industry-leading array of competitively priced health care options," commented Erik Vonk, Gevity's Chairman and Chief Executive Officer. "With the availability of Gevity Edge Select(tm) as an alternative to the competitive Gevity Edge solution, we expect to increase volume significantly while generating income consisting entirely of fees in a business model unencumbered by risk transfer burdens."

Earnings for the second quarter of 2007 were $0.19 per diluted share compared to $0.26 in the second quarter last year and $0.10 in the first quarter of 2007. The change from the second quarter of 2006 to the second quarter of 2007 is primarily due to the combined effect of the development in professional service fees, a greater reduction in prior years' workers' compensation loss estimates and the costs associated with the integration of HRAmerica. The increase in diluted earnings per share from the first to the second quarter of 2007 is the result of an increase in prior years' workers' compensation loss estimates reductions from $1.2 million in the first quarter to $6.8 million in the second quarter, reduced operating expenses and an increase in costs from the HRAmerica integration.

Executive Resources

In a separate announcement, Gevity highlighted the appointment of executives to lead the company's sales, service, finance and marketing functions. Jim Hardee has joined the company as Senior Vice President of Sales and Service. Mr. Hardee joins Gevity from Agilysys, Inc. and has nearly three decades of experience with IBM Corporation. Garry Welsh has been appointed to Senior Vice President of Finance and Chief Financial Officer. In this capacity, Mr. Welsh will also oversee Gevity's insurance and risk management functions. He has served as interim Chief Financial Officer since May 1. Dan Shirra, Vice President of Marketing, who joined the Company in 2006, will lead the Company's marketing efforts, as Michael Collins, Senior Vice President and Chief Marketing Officer will be departing the Company effective August 15th. Gevity also welcomed three Vice Presidents to oversee the sales and service operations in the company's North Eastern, South Central and Western Regions.

2007 Outlook

The current 2007 full year guidance targets a range of $0.70 to $0.95 in diluted earnings per share. The expansive range of the guidance is indicative of the leverage inherent to the business model and the initial sensitivity associated with balancing the income streams generated by the co-employed and non co-employed delivery models. In response to volatility in income caused by the interdependencies between the two delivery models during the initial phase of their coexistence, the company has lowered its operating expense base for the remainder of the year. As a consequence of the expense control measures taken, third quarter operating expenses will include a $1.5 million severance charge. The severance charge, in addition to a reduced contribution from prior years' workers compensation loss estimates, is expected to result in a third quarter diluted earnings per share decline before yielding growth in diluted earnings per share in the fourth quarter.

Gevity has observed that if developments to date with respect to pricing and client employee growth were to continue for the balance of the year, the company may generate diluted earnings per share in 2007 slightly below the previously announced range. However, by strengthening the sales team and capitalizing on its additional delivery method through Gevity Edge Select production, Gevity believes it is better positioned to achieve its stated range.

Share Repurchase Program

Pursuant to its $75 million share repurchase program authorized by the Board in April 2007, Gevity repurchased 0.8 million shares at a total cost of $16.1 million during the second quarter of 2007. Additionally, the company has acquired 0.3 million shares at a total cost of $6.4 million quarter-to-date through August 6, 2007, leaving $52.5 million remaining under its current authorization. For the full year, the company has repurchased 1.5 million shares at a total cost of $29.2 million. As of July 31, 2007, Gevity had 23.3 million shares outstanding.

Second Quarter Earnings Call

Gevity will discuss its second quarter 2007 results during a live conference call and webcast on Tuesday, August 7, 2007 at 10:30 a.m. Eastern Time. To participate in the call, dial (866) 617-6634 in the U.S. and Canada. Dial (706) 679-0889 internationally. Ask for the Gevity conference call and provide the following pass code: 1157133. Allow five to ten minutes before 10:30 a.m. Eastern Time to secure the line. Listen to a live webcast or replay of the call by visiting the Investor Relations section of gevity.com. Allow five to ten minutes before 10:30 a.m. Eastern Time to register (Minimum requirements to listen to broadcast: Windows Media Player software, downloadable free from Microsoft, and at least a 28.8 KBPS connection to the Internet).

About Gevity

Thousands of small and mid-sized businesses nationwide leverage the flexibility and scalability of Gevity's human resources (HR) solution to help them maximize the return on investment in their people. Essentially, Gevity serves as the full-service HR department for these businesses, providing each employee with support previously only available at much larger companies. Gevity delivers the Gevity Edge(tm), a comprehensive solution comprised of innovative management and administration services, helping employers to streamline HR administration, optimize HR practices, and maximize people and performance. This solution enables both businesses and their employees to achieve their full potential, giving them an edge over competitors. Gevity's unique approach features Gevity OnSite(tm), experienced HR Consultants based in local markets backed by nationwide resources and easy-to-use technology, including Gevity OnLine(tm) and Gevity OnCall(tm). For more information, call 1.800.2GEVITY (1.800.243.8489) or visit gevity.com.

A copy of this press release can be found on the company's Web site at gevity.com.

Pursuant to the Private Securities Litigation Reform Act of 1995, the company is hereby providing cautionary statements to identify important factors that could cause the company's actual results to differ materially from forward-looking statements contained in, or implied by, this press release. Forward-looking statements are those that express expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts. They are often expressed through the use of words or phrases such as "will result," "are expected to," "anticipated," "plans," "intends," "will continue," "estimated," "projection," "preliminary," "forecast" and similar expressions. The results or events contemplated by forward-looking statements are affected by known and unknown risks that may cause the actual results of the company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the company to control or predict, such as risks relating to the following: to the company's guidance, including the challenges to achieving the company's growth strategy in general, gaining new client employees while passing on increased pricing, increasing professional service fees, resolving issues with the multi-carrier choice program, retaining clients through annual benefit enrollment, penetrating the middle market and opening new geographic offices, and its long-term performance standards, our dependence on technology services, the adequacy of our insurance-related loss reserves, the availability of insurance coverage for workers' compensation and medical benefits, damage due to hurricanes and other natural disasters, risks inherent in our acquisition strategy, our dependence on third party technology licenses, our dependence on key personnel, qualified service consultants and sales associates, fluctuations in our quarterly results and sustaining our growth, variability in health insurance claims, state unemployment tax rates and workers' compensation rates, liabilities resulting from our co-employment relationship with our clients, credit risks of our large clients, short termination provisions in our professional services agreements, our geographic market concentration, collateral requirements of our insurance, regulatory compliance, Internet and related security risks, potential liabilities due to potentially being an "employer" due to ERISA and tax regulations and litigation, challenges to expansion due to varying state regulatory requirements, competition and risks relating to recovering insurance premiums paid to a Bermuda reinsurance company. These and other factors are described in the company's filings with the Securities and Exchange Commission, including under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which such statement is made and you should not place undue reliance on any forward-looking statement. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

                     GEVITY HR, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
        (in $000's, except share and per share data, unaudited)

                            For the Three Months   For the Six Months
                                    Ended                 Ended
                                   June 30,              June 30,
                             -------------------   -------------------
                                2007      2006       2007       2006
                             -------------------   -------------------
 Revenues                    $150,408   $161,208   $311,523   $330,897
 Cost of services
  (exclusive of
  depreciation and
  amortization shown
  below)                      102,857    112,910    218,578    232,997
                             -------------------   -------------------

 Gross profit                  47,551     48,298     92,945     97,900
                             -------------------   -------------------
 Operating expenses:
    Salaries, wages
     and commissions           20,391     19,507     42,929     40,375
    Other general and
     administrative            15,657     12,801     30,450     25,675
    Reinsurance
     contract loss                --       4,650        --       4,650
    Depreciation and
     amortization               4,201      3,536      7,936      6,833
                             -------------------   -------------------
      Total operating
       expenses                40,249     40,494     81,315     77,533
                             -------------------   -------------------
 Operating income               7,302      7,804     11,630     20,367
 Interest income                  251        184        416        436
 Interest expense                (697)      (162)      (996)      (426)
 Other non-operating
  expense, net                     (9)        (5)       (23)      (148)
                             -------------------   -------------------
 Income before income
  taxes                         6,847      7,821     11,027     20,229
 Income tax provision           2,157        917      3,823      5,131
                             -------------------   -------------------
 Net income                   $ 4,690    $ 6,904    $ 7,204   $ 15,098
                             ===================   ===================

 Net income per
  common share -
  diluted                      $ 0.19     $ 0.26     $ 0.29     $ 0.56
                             ===================   ===================

 Weighted average
  common shares
  outstanding - diluted        24,524     27,075     24,780     27,131
                             ===================   ===================

                   GEVITY HR, INC. AND SUBSIDIARIES
                    GAAP TO NON-GAAP RECONCILIATION
             (in $000's, except per share data, unaudited)

 The table below reconciles the results of operations discussed in the attached press release and the following table that are presented on a non-GAAP basis to their nearest GAAP equivalent.

                                For the Three         For the Six
                                Months Ended          Months Ended
                                   June 30,              June 30,
                             -------------------   -------------------
                               2007      2006        2007       2006
                             -------------------   -------------------

 Operating expenses -
  GAAP                       $ 40,249   $ 40,494   $ 81,315   $ 77,533
 Reinsurance contract
  loss  (a)                       --      (4,650)       --      (4,650)
                             -------------------   -------------------

 Operating expenses -
  non-GAAP                   $ 40,249   $ 35,844   $ 81,315   $ 72,883
                             ===================   ===================

 Operating income -
  GAAP                        $ 7,302    $ 7,804   $ 11,630   $ 20,367
 Reinsurance contract
  loss (a)                        --       4,650        --       4,650
                             -------------------   -------------------
 Operating income -
  non-GAAP                    $ 7,302   $ 12,454   $ 11,630   $ 25,017
                             ===================   ===================

 Income before income
  taxes - GAAP                $ 6,847    $ 7,821   $ 11,027   $ 20,229
 Reinsurance contract
  loss (a)                        --       4,650        --       4,650
                             -------------------   -------------------
 Income before income
  taxes -non-GAAP             $ 6,847   $ 12,471   $ 11,027   $ 24,879
                             ===================   ===================

 Income tax provision
   - GAAP                     $ 2,157      $ 917    $ 3,823    $ 5,131
 Reinsurance contract
  loss (a)                       --        1,837        --       1,837
                             -------------------   -------------------
 Income tax provision
   - non-GAAP                 $ 2,157    $ 2,754    $ 3,823    $ 6,968
                             ===================   ===================

 Net income - GAAP            $ 4,690    $ 6,904    $ 7,204   $ 15,098
 Reinsurance contract
  loss  (a)                       --       2,813        --       2,813
                             -------------------   -------------------
 Net income - non-GAAP        $ 4,690    $ 9,717    $ 7,204   $ 17,911
                             ===================   ===================

 Net income per common
  share - diluted -
  GAAP                         $ 0.19     $ 0.26     $ 0.29     $ 0.56
 Reinsurance contract
  loss (a)                        --        0.10        --        0.10
                             -------------------   -------------------
 Net income per common
  share - diluted -
  non-GAAP                     $ 0.19     $ 0.36     $ 0.29     $ 0.66
                             ===================   ===================

 (a) Results for the three and six month periods ended June 30, 2006 on a non-GAAP basis, exclude the effect of a $4,650 loss (and the related income tax benefit of $1,837) that the Company recorded during the second quarter of 2006 in connection with the
     liquidation proceedings of the company's reinsurance provider for its workers' compensation program.

                   GEVITY HR, INC. AND SUBSIDIARIES
       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP
        (in $000's, except share and per share data, unaudited)

 The following condensed consolidated statements of operations are not presented in accordance with GAAP. Each of the items labeled as
 "non-GAAP" has been reconciled to its nearest GAAP equivalent in the preceding table. As a result, the following should not be construed as an alternative to the statements presented in accordance with GAAP and should only be used in conjunction with results reported in accordance with GAAP.

                               For the Three           For the Six
                                Months Ended           Months Ended
                                   June 30,              June 30,
                             -------------------   -------------------
                               2007       2006       2007       2006
                             -------------------   -------------------

 Revenues                    $150,408   $161,208   $311,523   $330,897
 Cost of services
  (exclusive of
  depreciation and
  amortization shown
  below)                      102,857    112,910    218,578    232,997
                             -------------------   -------------------

 Gross profit                  47,551     48,298     92,945     97,900
                             -------------------   -------------------
 Operating expenses:
   Salaries, wages
    and commissions            20,391     19,507     42,929     40,375
   Other general and
    administrative             15,657     12,801     30,450     25,675
   Reinsurance
    contract loss
    (non-GAAP) (a)                --         --         --         --
   Depreciation and
    amortization               4,201       3,536      7,936      6,833
                             -------------------   -------------------
     Total operating
      expenses
      (non-GAAP) (a)          40,249      35,844     81,315     72,883
                             -------------------   -------------------

 Operating income
  (non-GAAP) (a)                7,302     12,454     11,630     25,017
 Interest income                  251        184        416        436
 Interest expense                (697)      (162)     (996)       (426)
 Other non-operating
  expense, net                     (9)        (5)      (23)       (148)
                             -------------------   -------------------
 Income before income
   taxes (non-GAAP)(a)          6,847     12,471    11,027      24,879
 Income tax provision
  (non-GAAP) (a)                2,157      2,754     3,823       6,968
                             -------------------   -------------------
 Net income
  (non-GAAP) (a)              $ 4,690    $ 9,717    $ 7,204   $ 17,911
                             ===================   ===================

 Net income per common
  share - diluted
  (non-GAAP) (a)               $ 0.19     $ 0.36     $ 0.29     $ 0.66
                             ===================   ===================

 Weighted average
  common shares
  outstanding -
  diluted (non-GAAP)(a)        24,524     27,075     24,780     27,131
                             ===================   ===================

 (a) See the preceding GAAP to Non-GAAP Reconciliation table for a discussion of the non-GAAP items and for the reconciliation to the nearest GAAP equivalent.

                GEVITY HR, INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED BALANCE SHEETS
                     (in $000's, unaudited)

                                               June 30,       Dec. 31,
                                                 2007           2006
                                              ---------      ---------
                 ASSETS

 Current assets:
 Cash and cash equivalents                     $ 11,243       $ 36,291
 Marketable securities - restricted               5,989          4,478
 Accounts receivable, net                       120,481        126,936
 Short-term workers' compensation
  receivable, net                                30,300         35,354
 Other current assets                            11,735         15,927
                                              ---------      ---------
 Total current assets                           179,748        218,986
 Property and equipment, net                     24,663         23,847
 Long-term marketable securities -
  restricted                                      3,839          3,747
 Long-term workers' compensation
  receivable, net                               108,269         85,872
 Intangible assets, net                          18,164         20,856
 Goodwill and other assets                       28,650         21,252
                                              ---------      ---------
 Total assets                                 $ 363,333      $ 374,560
                                              =========      =========

       LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
  Accrued payroll and payroll taxes           $ 134,660      $ 163,410
  Accrued insurance premiums and
   health reserves                               14,629         17,287
  Customer deposits and prepayments              17,454         11,893
  Deferred tax liability, net                    19,748         24,583
  Accounts payable and other
   accrued liabilities                            8,701         12,466
                                              ---------      ---------
     Total current liabilities                  195,192        229,639
 Revolving credit facility                       39,967              -
 Other long-term liabilities                      4,412          2,869
                                              ---------      ---------
     Total liabilities                          239,571        232,508
 Total shareholders' equity                     123,762        142,052
                                              ---------      ---------
     Total liabilities and
      shareholders' equity                    $ 363,333      $ 374,560
                                              =========      =========

                 GEVITY HR, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (in $000's, unaudited)

                                              For the Six Months Ended
                                                      June 30,
                                              ------------------------
                                                 2007           2006
                                              ---------      ---------

 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                  $  7,204       $ 15,098
   Adjustments to reconcile net
    income to net cash used in
    operating activities:
     Depreciation and amortization                7,936          6,833
     Deferred tax (benefit)
       provision, net                            (5,712)           348
     Stock-based compensation                     1,434          1,881
     Excess tax benefits from
      share-based arrangements                     (290)        (3,638)
     Provision for bad debts                        593             12
     Other                                          140            175
     Changes in operating working
      capital                                   (35,150)       (27,758)
                                              ---------      ---------
      Net cash used in operating
       activities                               (23,845)        (7,049)
                                              ---------      ---------

 CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of marketable
    securities and certificates of
    deposit                                      (1,603)          (130)
   Capital expenditures                          (3,875)        (9,285)
   Business acquisition                          (9,495)           --
                                              ---------      ---------
      Net cash used in investing
       activities                               (14,973)        (9,415)
                                              ---------      ---------

 CASH FLOWS FROM FINANCING ACTIVITIES:

   Net borrowings under revolving
    credit facility                              39,967            --
   Proceeds from exercise of stock
    options                                         751          5,421
   Excess tax benefits from
    share-based arrangements                        290          3,638
   Dividends paid                                (4,420)        (4,204)
   Purchase of treasury stock                   (22,818)       (13,561)
                                              ---------      ---------
      Net cash provided by (used in)
       financing activities                      13,770         (8,706)
                                              ---------      ---------

 Net decrease in cash and cash
   equivalents                                  (25,048)       (25,170)
 Cash and cash equivalents -
  beginning of period                            36,291         52,525
                                              ---------      ---------
 Cash and cash equivalents - end of
  period                                       $ 11,243       $ 27,355
                                              =========      =========

                 GEVITY HR, INC. AND SUBSIDIARIES
                           STATISTICAL DATA
                              (unaudited)

                               2nd Quarter   2nd Quarter    Percentage
                                   2007          2006         Change
                               -----------   -----------   -----------

 Client employees
  at period end (a)              141,017        138,022        2.2%
 Clients at period
  end (a),(b)                      7,404          8,018       -7.7%
 Average number of
  client employees/
  clients at period
  end (a)                          19.05          17.21       10.7%
 Average number of
  client employees paid
  by month (a), (c)              133,292        128,338        3.9%
 Number of workers'
   compensation claims             1,241          1,593      -22.1%
 Frequency of workers'
  compensation claims
  per one million
  dollars of workers'
  compensation wages (d)            1.14 x         1.40 x    -18.6%
 Workers' compensation
  manual premium per
  one hundred dollars
  of workers'
  compensation wages
  (d), (e)                        $ 2.17         $ 2.74      -20.8%
 Workers' compensation
  billing per one
  hundred dollars of
  workers' compensation
  wages (d)                       $ 1.96         $ 2.27      -13.7%
 Workers' compensation
  cost per one hundred
  dollars of workers'
  compensation wages (d)          $ 0.82         $ 1.63      -49.7%
 Client employee health
  benefits plan
  participation                       33%            38%     -13.2%
 Annualized average
  wage per average
  client employees
  paid by month (a),(f)         $ 43,408       $ 39,790        9.1%
 Annualized professional
  service fees per
  average number of
  client employees
   paid by month (a),
   (f), (g)                      $ 1,111        $ 1,311      -15.3%
 Annualized total gross
  profit per average
  number of client
  employees paid
  by month (a), (f)              $ 1,427        $ 1,505       -5.2%
 Annualized adjusted
  operating income per
  average number of
  client employees
  paid by month (a),
   (f), (h)                        $ 219          $ 388      -43.6%

 (a) Statistics include the impact of the February 16, 2007
     acquisition of HRAmerica, Inc. Approximately 145 clients (as measured by Federal Employer Identification Number (FEIN)) with approximately 16,000 client employees were acquired.

 (b) Client accounts as measured by individual client FEIN.

 (c) The average number of client employees paid by month is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.

 (d) Workers' compensation wages exclude the wages of clients electing out of the Company's workers' compensation program.

 (e) Manual premium rate data is derived from tables of AIG in effect for 2007 and 2006, respectively.

 (f) Annualized statistical information is based upon actual quarter-to-date amounts which have been annualized (divided by 3 and multiplied by 12) and then divided by the average number of client employees paid by month.

 (g) The annualized professional service fees is based upon
     information from the following table (in thousands):

                                             2nd Quarter   2nd Quarter
                                                 2007          2006
                                             -----------   -----------
 Revenues:
  Professional service fees                     $ 37,031      $ 42,058
  Employee health and welfare benefits            87,340        88,037
  Workers' compensation                           21,312        25,855
  State unemployment taxes and other               4,725         5,258
                                             -----------   -----------
  Total revenues                               $ 150,408     $ 161,208
                                             ===========   ===========

 (h) The second quarter of 2006 is adjusted to eliminate the effect of the $4.65 million loss on a reinsurance contract as a result of the liquidation proceedings of the Company's reinsurer for its workers' compensation program. See the related GAAP to Non-GAAP reconciliation table in the attached press release.

                  GEVITY HR, INC. AND SUBSIDIARIES
                           STATISTICAL DATA
                              (unaudited)

                                     First Six Months      Percentage
                                    2007          2006       Change
                                    ------------------     ----------

 Client employees at
  period end (a)                     141,017   138,022         2.2%
 Clients at period
   end (a), (b)                        7,404     8,018        -7.7%
 Average number of client
   employees/clients at
   period end (a)                      19.05     17.21        10.7%
 Average number of client
   employees paid by
   month (a), (c)                    128,597   127,947         0.5%
 Number of workers'
   compensation claims                 2,306     3,008       -23.3%
 Frequency of workers'
  compensation claims per
  one million dollars of
  workers' compensation
  wages (d)                             1.06 x    1.33 x     -20.3%
 Workers' compensation
  manual premium per one
  hundred dollars of
  workers' compensation
  wages (d), (e)                      $ 2.17    $ 2.76       -21.4%
 Workers' compensation
  billing per one hundred
  dollars of workers'
  compensation wages (d)              $ 1.95    $ 2.35       -17.0%
 Workers' compensation cost
  per one hundred dollars
  of workers' compensation
  wages (d)                           $ 1.10    $ 1.67       -34.1%
 Client employee health
  benefits plan
  participation                           33%       38%      -13.2%
 Annualized average wage
  per average client
  employees paid by
  month (a), (f)                    $ 43,466  $ 39,800         9.2%
 Annualized professional
  service fees per average
  number of client employees
  paid by month (a),
  (f), (g)                           $ 1,149    $1,265        -9.2%
 Annualized total gross
  profit per average
  number of client
  employees paid by
  month (a), (f)                     $ 1,446    $1,530        -5.5%
 Annualized adjusted
  operating income per
  average number of client
  employees paid by
  month (a), (f), (h)                  $ 181     $ 391       -53.7%

 (a) Statistics include the impact of the February 16, 2007
     acquisition of HRAmerica, Inc. Approximately 145 clients (as measured by Federal Employer Identification Number (FEIN)) with approximately 16,000 client employees were acquired.

 (b) Client accounts as measured by individual client FEIN.

 (c) The average number of client employees paid by month is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.

 (d) Workers' compensation wages exclude the wages of clients electing out of the Company's workers' compensation program.

 (e) Manual premium rate data is derived from tables of AIG in effect for 2007 and 2006, respectively.

 (f) Annualized statistical information is based upon actual year-to-date amounts which have been annualized (divided by 6 and multiplied by 12) and then divided by the average number of client employees paid by month.

 (g) The annualized professional service fees is based upon
     information from the following table (in thousands):

                                                  First Six Months
                                                2007           2006
                                             ---------       ---------

 Revenues:
  Professional service fees                  $  73,900       $  80,920
  Employee health and welfare benefits         176,092         177,296
  Workers' compensation                         42,512          53,270
  State unemployment taxes and other            19,019          19,411
                                             -------------------------
   Total revenues                            $ 311,523       $ 330,897
                                             =========================

 (h) The first six months of 2006 is adjusted to eliminate the effect of the $4.65 million loss on a reinsurance contract as a result of the liquidation proceedings of the Company's reinsurer for its workers' compensation program. See the related GAAP to Non-GAAP reconciliation table in the attached press release.

CONTACT:  Gevity
          Anne-Marie Megela, Vice President,
            Investor and Media Relations
          1.800.2GEVITY (1.800.243.8489), x4672
          annemarie.megela@gevity.com